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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT:                       December 12, 2000
         (Date of earliest event reported)     (November 7, 2000)

                                  UNICOMP, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-15671

              COLORADO                                    84-1023666
   (State or other jurisdiction of             (IRS Employer Identification No.)
   incorporation or organization)

                          1850 PARKWAY PLACE, SUITE 925
                             MARIETTA, GEORGIA 30067
           (Address of principal executive offices including zip code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (770) 424-3684

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

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective as of November 8, 2000 (the "Closing Date"), UniComp, Inc. (the "Company"), through its wholly-owned subsidiary, UniComp Computing Group Limited, sold all of the issued and outstanding shares of capital stock (the "Shares") of the Company's Northern Ireland subsidiary, Unibol Limited ("Unibol UK"), to California Software Corporation (the "Sale"). Unibol UK develops, markets, and sells IBM Midrange migration software. The Sale was consummated in accordance with the terms of that certain Stock Purchase Agreement between Unibol Limited, ICS Computing Group Limited, UniComp, Inc., and California Software Corporation ("CSC"), dated effective as of November 8, 2000, as amended on November 10, 2000 (the "Sale Agreement").

         In consideration of the Sale, CSC (i) paid $1,000,000 at closing in cash to UniComp, Inc., (ii) an additional $500,000, in cash is payable to UniComp, Inc. in equal monthly installments over four months with each installment payment due on or before the first of each month beginning with the second month after that in which the Closing Date falls (e.g., if the Closing Date is November 8, 2000, then the first installment is due on or before December 1, 2000), and (iii) $1,500,000 is payable to UniComp, Inc. in CSC common stock on the six month anniversary of the Closing Date. Regarding item
(ii), CSC has taken the position that the first of the four installment payments is due January 1, 2001; the Company disputes such claim and is taking the position that the first payment was due December 1, 2000 as stated in the parenthetical example.

         CSC has now claimed that it has purchased Unibol, Inc. in the Sale. The Company disputes CSC's claim and has filed suit against CSC in connection with this dispute. Further, as described in Item 5 below, merger talks with CSC have been terminated.


ITEM 5.  OTHER EVENTS


On November 7, 2000, the Company entered into a Letter of Intent to merge with CAWC. Subsequently, merger talks were terminated.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable.

(b) Pro Forma Financial Information.

         INTRODUCTION

         The accompanying unaudited pro forma condensed combined financial statements are based on the historical presentation of the consolidated financial statements of the Company. The unaudited pro forma balance sheet as of August 31, 2000 gives effect to the Sale as if it occurred on August 31, 2000. The unaudited pro forma statements of operations for the year ended February 29, 2000 and six months ended August 31, 2000 give effect to the Sale as if it had occurred March 1, 1999, and reflect only the results from continuing operations.

         The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Sale been completed as of the dates indicated and is not necessarily indicative of the Company's future financial position or results of operations.

         The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF AUGUST 31, 2000
                                 (in thousands)

                                                                  UNICOMP            PRO FORMA
                                                                CONSOLIDATED        ADJUSTMENTS         PRO FORMA
                                                                ------------        -----------         ---------
     CURRENT ASSETS:

          Cash and cash equivalents                                    392                (2)a             1,390
                                                                                       1,000 b
          Accounts and other receivables:                            4,663            (1,601)a             3,562
                                                                                         500 b
                                                                                       2,374 c
                                                                                      (2,374)c
          Inventories                                                3,736                                 3,736
          Prepaid expenses and other                                   655               (82)a               573
                                                                ------------        -----------         ---------
                          Total current assets                       9,446              (185)              9,261

     PROPERTY AND EQUIPMENT, NET                                     3,805              (261)a             3,544

     OTHER ASSETS:

          Acquired and developed software, net                       6,486            (5,100)a             1,386
          Goodwill and other intangibles, net                        3,446              (325)d             3,121
          Other assets                                               1,688             1,500 b             3,188

                                                                ------------        -----------         ---------
                          Total other assets                        11,620            (3,925)              7,695

                          Total assets                              24,871            (4,371)             20,500
                                                                ============        ===========         =========

     CURRENT LIABILITIES:

          Accounts payable                                           3,624              (420)a             3,204
          Accrued expenses                                           1,834              (464)a             1,670
                                                                                         300 e
          Deferred revenue                                           1,208              (369)a               839
          Lines of credit                                            4,173                                 4,173
          Other                                                      1,436              (339)a             1,097
                                                                ------------        -----------         ---------
                          Total current liabilities                 12,275            (1,292)             10,983

     LONG-TERM LIABILITIES:

          Notes payable                                              2,481                                 2,481
          Other                                                      2,086                                 2,086
                                                                ------------        -----------         ---------
                          Total long-term liabilities                4,567                 0               4,567

                          Total liabilities                         16,842            (1,292)             15,550

     STOCKHOLDER'S EQUITY:

          Common stock                                                  90                 0                  90
          Common stock issuable                                        405                                   405
          Additional contributed capital                            16,765                 0              16,765
          Retained earnings (deficit)                               (4,985)               (2)a            (8,342)
                                                                                      (1,601)a
                                                                                         (82)a
                                                                                        (261)a
                                                                                      (5,100)a
                                                                                         420 a
                                                                                         464 a
                                                                                         369 a
                                                                                         339 a
                                                                                       1,000 b
                                                                                         500 b
                                                                                       1,500 b
                                                                                        (325)d
                                                                                        (300)e
                                                                                        (278)f
                                                                ------------        -----------         ---------
                                                                    12,275            (3,357)              8,918
          Less treasury stock                                       (3,413)                               (3,413)
          Accumulated other comprehensive income                      (833)              278 f              (555)
                                                                ------------        -----------         ---------
                          Total stockholders' equity                 8,029            (3,079)              4,950

                          Total liabilities and                     24,871            (4,371)             20,500
                             stockholders' equity               ============        ===========         =========


See the accompanying notes to unaudited pro forma financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    For the Six Months Ended August 31, 2000
                  (in thousands, except per share information)


                                                                                     PRO FORMA             PRO FORMA
                                                               UNICOMP, INC.         ADJUSTMENTS           COMBINED
                                                               -------------         -----------           ---------
     Revenue:
          Equipment                                                    6,056                                  6,056
          Services                                                     1,546                                  1,546
          Software                                                     2,013             (1,507)a               506
                                                               -------------         -----------           ---------
                Total revenue                                          9,615             (1,507)              8,108

     Cost of sales
          Equipment                                                    4,219                                  4,219
          Services                                                       198                                    198
          Software                                                       809               (606)a               203
                                                               -------------         -----------           ---------
                Total cost of sales                                    5,226               (606)              4,620

     Gross Profit                                                      4,389               (901)              3,488

     Selling, General, and Administrative                             10,746             (2,336)a,d           8,410
                                                               -------------         -----------           ---------

     Operating Income (Loss)                                          (6,357)             1,435              (4,922)

     Other (Income) Expense:
          Other, net                                                     (14)                                   (14)
          Interest, net                                                  266                 (6)a               260
                                                               -------------         -----------           ---------
                Other expense, net                                       252                 (6)                246

     Income (Loss) from continuing operations                         (6,609)             1,441              (5,168)
          before provision for income taxes

     Provision for income taxes                                            0                                      0
                                                               -------------         -----------           ---------

     Income (loss) from continuing operations                         (6,609)             1,441              (5,168)
                                                               =============         ===========           =========

          Basic Earnings Per Common Share:                             (0.80)                                 (0.63)
                                                               =============                               =========

          Diluted Earnings Per Common Share:                           (0.80)                                 (0.63)
                                                               =============                               =========

     Weighted Average Shares                                           8,220                                  8,220
                                                               =============                               =========

     Weighted Average Shares Assuming Dilution                         8,220                                  8,220
                                                               =============                               =========


    See the accompanying notes to unaudited pro forma financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  For the Twelve Months Ended February 29, 2000
                  (in thousands, except per share information)


                                                                                           PRO FORMA          PRO FORMA
                                                                    UNICOMP, INC.          ADJUSTMENTS         COMBINED
                                                                    -------------          -----------        ---------
     Revenue:
          Equipment                                                     11,017                                 11,017
          Services                                                       6,032               (3,128)a           2,904
          Software                                                       7,062               (3,221)a           3,841
                                                                    ----------             ---------          -------
               Total revenue                                            24,111               (6,349)           17,762

     Cost of sales
          Equipment                                                      7,329                                  7,329
          Services                                                       1,026                 (215)a             811
          Software                                                       2,598               (1,786)a             812
                                                                    ----------             ---------          -------
               Total cost of sales                                      10,953               (2,001)            8,952

     Gross Profit                                                       13,158               (4,348)            8,810

     Selling, General, and Administrative                               13,988               (4,024)a,d         9,964
                                                                    ----------             ---------          -------

     Operating Income (Loss)                                              (830)                (324)           (1,154)

     Other (Income) Expense:
          Other, net                                                       148                  (42)a             106
          Interest, net                                                    509                  (16)a             493

                                                                    ----------             ---------          -------
               Other expense, net                                          657                  (58)              599

     Income (Loss) from continuing operations                           (1,487)                (266)           (1,753)
          before provision for income taxes

     Provision for income taxes                                            129                                    129
                                                                    ----------             ---------          -------

     Income (loss) from continuing operations                           (1,616)                (266)           (1,882)


     Preferred Stock Dividends and Accretion                               138                    0               138
                                                                    ==========             ========          ========

     Income (Loss) Available to                                         (1,754)                (266)           (2,020)
                                                                    ==========             ========          ========
          Common Shareholders


          Basic Earnings Per Common Share:                               (0.23)                                 (0.27)
                                                                    ==========                               ========

          Diluted Earnings Per Common Share:                             (0.23)                                 (0.27)
                                                                    ==========                               ========

     Weighted Average Shares                                             7,557                                  7,557
                                                                    ==========                               ========

     Weighted Average Shares Assuming Dilution                           8,007                                  8,007
                                                                    ==========                               ========


See the accompanying notes to unaudited pro forma financial statements.

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         (1)  SALE OF UNIBOL LIMITED

         Effective as of November 8, 2000 (the "Closing Date"), UniComp, Inc. (the "Company"), through its wholly-owned subsidiary, UniComp Computing Group Limited, sold all of the issued and outstanding shares of capital stock (the "Shares") of the Company's Northern Ireland subsidiary, Unibol Limited ("Unibol UK"), to California Software Corporation (the "Sale"). Unibol UK develops, markets, and sells IBM Midrange migration software. The Sale was consummated in accordance with the terms of that certain Stock Purchase Agreement between Unibol Limited, ICS Computing Group Limited, UniComp, Inc., and California Software Corporation ("CSC"), dated effective as of November 8, 2000, as amended on November 10, 2000 (the "Sale Agreement").

         In consideration of the Sale, CSC (i) paid $1,000,000 at closing in cash to UniComp, Inc., (ii) an additional $500,000, in cash is payable to UniComp, Inc. in equal monthly installments over four months with each installment payment due on or before the first of each month beginning with the second month after that in which the Closing Date falls (e.g., if the Closing Date is November 8, 2000, then the first installment is due on or before December 1, 2000), and (iii) $1,500,000 is payable to UniComp, Inc. in CSC common stock on the six month anniversary of the Closing Date.

         (2) PRO FORMA ADJUSTMENTS

         As discussed in the introduction to this filing, the accompanying unaudited pro forma condensed combined financial statements are based on the historical presentation of the consolidated financial statements of the Company. The unaudited pro forma balance sheet as of August 31, 2000 gives effect to the Sale as if it occurred on August 31, 2000. The unaudited pro forma statements of operations for the year ended February 29, 2000 and six months ended August 31, 2000 give effect to the Sale as if it had occurred March 1, 1999, and reflect only the results from continuing operations.
         The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Sale been completed as of the dates indicated and is not necessarily indicative of the Company's future financial position or results of operations.

         The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company.

         The pro forma adjustments are as follows:

         (a) Removes Unibol Ltd's balances as of August 31, 2000 and results for the periods ended February 29, 2000 and August 31, 2000 as derived from the historical stand alone statements of Unibol Limited.

         (b) Recognize proceeds from the sale as noted above: $1,000,000 cash at closing, $500,000 cash receivable over a four month period, and $1,500,000 in CSC's common stock six months following the Closing Date. The $500,000 receivable is classified as a current asset in the pro forma balance sheet; however, if due to ongoing litigation those payments are delayed, the Company will consider a reclassification to non-current. There is no guarantee that the shares of CSC common stock received on the six-month anniversary of the Closing Date will be registered, marketable securities. As such, the Company has recorded those shares receivable as a non-current asset. The Company will continue to monitor CSC's financial condition and the continuing litigation, and will periodically re-evaluate the realizability of the cash and common stock receivable.

         (c) The Company records various intercompany transactions, including funding of operations and allocations of Company wide costs, by means of intercompany receivable and payable accounts. At the time of disposition, Unibol Ltd. had a net payable position to the Company and its other direct and indirect subsidiaries of approximately $2.4 million. The Company has recorded a receivable in that amount in the pro forma balance sheet to recognize the fact that CSC acquired Unibol Ltd's payable in the transaction. Due to the uncertainties caused by the continuing litigation, the Company has reserved for the entire receivable. If the litigation should be favorably settled within twelve months of the Closing Date, the Company will reverse the reserve and adjust the gain or loss on disposal accordingly.

         (d) The Company recorded goodwill in its purchase of ICS Computing Group, Ltd. and its subsidiaries, Unibol Ltd., ICS UniComp ("ICS"), and Aurora UniComp ("Aurora"). Both ICS and Aurora had previously been disposed of, so the sale of Unibol Ltd. effectively completes the disposal of the active operations of ICS Computing Group. Consequently, amortization expense of $148,000 and $70,000 has been reversed for the year ended 2/29/00 and six months ended 8/31/00, and the remaining goodwill balance of $325,000 has been written off in connection with the sale in the pro forma balance sheet.

         (e) The Company has estimated fees payable as a result of the transaction of $300,000.

         (f) Accumulated other comprehensive income on the Company's balance sheet is entirely made up of translation gains and losses recorded from the translation of foreign subsidiaries functional currencies to the Company reporting currency of the U.S. dollar.

         (3)  LITIGATION WITH CALIFORNIA SOFTWARE CORPORATION

         The Company is presently party to two lawsuits with CSC relating to the sale of Unibol Limited. CSC claims to have purchased Unibol, Inc. in its purchase of Unibol Ltd. and announced plans to operate under that assumption. The Company disputes these claims and has filed a lawsuit against CSC in connection with this dispute. CSC has filed a lawsuit claiming fraudulent misrepresentation and other causes against several parties including the Company and its CEO. The Company vigorously denies these charges. Although there can be no assurances, management strongly believes the Company will be successful in both of these lawsuits. Management also believes the receivables from CSC for the sale are fully enforceable. As discussed in pro forma adjustment (b) above, the Company will continue to monitor the collectibility of those receivables by reviewing CSC's financial condition and the status of the lawsuits and will record any adjustments if necessary.

(c)      Exhibits

         Exhibit No.       Description
         -----------       -----------
         Exhibit 2.1       Stock Purchase Agreement dated as of November 9,
                           2000, by, between and among California Software
                           Corporation, a Nevada corporation, Unibol, Ltd, a
                           United Kingdom corporation, ICS Computing Group Ltd,
                           a United Kingdom corporation, and UniComp, Inc., a
                           Colorado corporation.

         Exhibit 2.2       Addendum to Stock Purchase Agreement, dated as of
                           November 10, 2000

         Exhibit 5.1       UniComp, Inc. press release, "UniComp Incorporated
                           Announces Letter of Intent With California Software
                           Corporation," dated November 8, 2000.

         Exhibit 5.2       UniComp, Inc. press release, "UniComp Inc. Sells
                           Unibol Ltd. and Terminates Merger Talks With
                           California Software Corp.," dated December 4, 2000.